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                        Exhibit (8) (k)(ii) Amendment to Fund Participation

                               Agreement between GE Investments Funds, Inc.

                                 and GE Life and Annuity Assurance Company.

                                   Schedule 3

                            PARTICIPATION AGREEMENT

                                  By and Among

                     GE LIFE AND ANNUITY ASSURANCE COMPANY
           (formerly known as THE LIFE INSURANCE COMPANY OF VIRGINIA)

                                      and

                           GE INVESTMENTS FUNDS, INC.

                                      and

                        GE ASSET MANAGEMENT INCORPORATED
             (formerly named GE INVESTMENT MANAGEMENT INCORPORATED)

                           (as amended May 16, 2000)

Name(s) of Portfolio

U.S. Equity Fund
S&P 500 Index Fund
Premier Growth Equity Fund
Value Equity Fund
Mid-Cap Value Equity Fund (formerly named Value Equity Fund)
Small-Cap Value Equity Fund
International Equity Fund
Income Fund
Global Income Fund
Total Return Fund
Money Market Fund
Real Estate Securities Fund

                                          GE Life and Annuity Assurance
                                           Company

                                          Approved: ___________________________
                                             Title:

                                          GE Investments Funds, Inc.

                                          Approved: ___________________________
                                             Title:

                                          GE Asset Management Incorporated

                                          Approved: ___________________________
                                             Title: